Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Force Protection, Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Amended Annual Report for the year ended December 31, 2004 (the "Form 10-KSB/A") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 22, 2005 /s/ Gordon McGilton -------------------- Gordon McGilton, Chief Executive Officer Dated: April 22, 2005 /s/ Thomas Thebes ----------------- Thomas Thebes, Chief Financial Officer